                             *    *    *    *    *

                      PORTIONS OF THIS EXHIBIT HAVE BEEN
                       OMITTED AND FILED SEPARATELY WITH
                         THE COMMISSION PURSUANT TO A
                      REQUEST FOR CONFIDENTIAL TREATMENT
                     UNDER RULE 24(B)-2. THE LOCATION OF
                       THOSE OMITTED PORTIONS IS DENOTED
                                 BY BRACKETS.

                             *    *    *    *    *

                                                                   Exhibit 10.34



                                                                  March 16, 2000


The Brigham and Women's Hospital, Inc.
75 Francis Street
Boston, MA 02103

Ladies and Gentlemen:

     1. Reference is made to the Amended and Restated Research and Development Agreement made as of September 9, 1988, and revised as of July 1, 1992, and April 14, 1995 (the "Research Agreement"). Capitalized terms used herein that are not otherwise defined are used with the meanings defined in the Research Agreement.

     2. "Patent Rights" shall mean and include (i) all United States and foreign applications for patents listed in Exhibit A, as well as all United States and foreign patents that have or may hereafter issue in respect of such applications for patents, and (ii) all applications for patents whose subject matter in whole or in part is entitled to the benefit of the filing date(s) of any of the applications for patents listed on Exhibit A and all United States and foreign patents that have or may hereafter issue in respect of such applications for patents, including in each case of the foregoing clauses (i) and (ii) of this definition, without limitation, all continuations, continuations-in-part, divisional patents, substitutions, Patent Cooperation Treaty applications, United States provisional patent applications, continued prosecution applications, utility models, supplementary protection certificates, reexaminations, renewals, extensions and reissues, and all rights to sue for past or future infringement thereof.

     3. A question has arisen as to whether the Patent Rights resulted from the Research Program and, therefore, constitute Developed Technology.

     4. In order to resolve matters between the Company and BWH relating to the Patent Rights, the Company acknowledges and agrees that BWH is the owner of the Patent Rights and abandons its contention that the Company has any license (exclusive or non-exclusive) or other rights under the Research Agreement to the Patent Rights. BWH acknowledges and agrees that the purchase price to be received for the sale and transfer of the Patent Rights to Neuralab Limited, an affiliate of Elan Pharmaceuticals, Inc. (the "Buyer"), under a certain agreement with an effective date of January 29, 2000 (the "Agreement"), including both the initial payment of $4,000,000 and the two subsequent payments of $[_________] and $[_________] for which the agreement provides, shall be paid to the Company, except that the Company shall pay to BWH [____] percent ([_]%) of any purchase price (including both the initial payment of $4,000,000 and the two subsequent payments of $[_________] and $[_________] that the Company receives from the Buyer for the Patent Rights (the "[_]% payments"); further, the Company shall pay to BWH, in the event that the Company issues a warrant as provided in Section 2.2(c) of the Agreement and the warrant is exercised, a sum (the BWH warrant exercise sum) equal to [____] percent of the total exercise price that the Company receives under the warrant. BWH agrees to tender promptly to the Company [____] per cent (the BWH warrant purchase shares) of the total number of shares that the Company is required to issue upon the exercise of the warrant upon the Company's submission to BWH of evidence in form reasonably acceptable to BWH that the warrant has been exercised and that the Company has delivered the total number of shares to the Buyer. The Company and BWH acknowledge that the evidence in form reasonably acceptable to BWH that the warrant has been exercised and that the Company has delivered the total number of shares to the Buyer. The Company and BWH acknowledge that the Agreement provides that the Company may issue warrants subject to the terms of this Section Four on two occasions. The Company shall make each [_]% payment to BWH within ten business days following the Company's receipt of payment from the Buyer. The Company shall pay to BWH the warrant exercise sum prior to BWH's delivery to the Company of the BWH warrant purchase shares.

     5. Subject to the foregoing, the Research Agreement shall continue in full force and effect in accordance with its terms.

     6. This agreement may not be amended except by a written agreement executed by BWH and the Company. This agreement shall take effect as an instrument under seal, shall be binding upon and shall inure to the benefit of the Company and BWH and their respective successors and assigns, and constitutes the entire agreement between the parties with respect to its subject matter.

     If the foregoing accurately sets forth our agreement, please so indicate by signing below.

                              Very truly yours,

                              AUTOIMMUNE INC.


                              By /s/ Robert C. Bishop
                                 --------------------
                                 Robert C. Bishop , Ph.D.
                                 Its Chief Executive Officer

AGREED:

THE BRIGHAM AND
WOMEN'S HOSPITAL, INC.

By /s/ William D. Terry
   --------------------------------
       William D. Terry, M.D.

     Its Vice President, Corporate Sponsored
             Research and Licensing